Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report: February 19, 2009

EXPLORATIONS GROUP, INC.
(Name of Registrant as specified in its charter)

Delaware	000-49864	65-1089222
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

777 South Flagler Drive
Suite 800-West Tower
West Palm Beach, FL 33401
(561) 515-6113
(Address and telephone number of principal executive offices)

34 Fifteenth Street
Brooklyn, NY 11215
 (Previous address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 19, 2009, pursuant to the terms of an Agreement and Plan of Merger dated February 19, 2009 by and between the Registrant (the “Company”), Hawk Acquisition Corp., a newly formed, wholly-owned Florida subsidiary of the Company (“Hawk Acquisition”) and Hawk Biometric Technologies, Inc., a Florida corporation (the “Merger Agreement”), Hawk Acquisition merged with Hawk Biometric Technologies, Inc. (“Hawk Biometric”). Pursuant to the merger, Hawk Biometric was the surviving entity and became a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, as consideration for the merger, the former stockholders of Hawk Biometric received .02 shares of the Company’s Series B Preferred Stock for each share of Hawk Biometric Class A and Class B common stock they held for a total of 599,288 shares of the Company’s Series B Preferred Stock.  Pursuant to the Amended and Restated Certificate of Designation of the Company’s Series B Preferred Stock, each share of Series B Preferred Stock is convertible into one hundred (100) shares of the Company’s common stock at any time, at the option of the holder and will automatically be converted in common stock on the day following the completion of the Company’s 6-for-1 reverse split of its common stock (the “Reverse Common Stock Split”).  The conversion rate of the Series B Preferred Stock is not subject to adjustment upon the occurrence of the Reverse Common Stock Split.  Shares of Series B Preferred Stock have the right to vote on all matters on an as-converted basis.  Upon the completion of the Reverse Common Stock Split, the Series B Preferred Stock issued as consideration under the Merger Agreement will automatically convert into 59,928,800 shares of the Company’s common stock.

Description of Hawk Biometric’s Business

Overview

Hawk Biometric Technology, Inc. (“Hawk Biometric”) was incorporated in the State of Florida on October 25, 2007.  Immediately upon its inception, Hawk Biometric acquired patented technology from Hawk Biometrics of Canada, Inc. covering the use of fingerprint technology to permit the operation of a vehicle only by an authorized driver, as well as, other related patent pending technologies.   Since inception, Hawk Biometrics has been a developer of innovative fingerprint authentication technology that offers high degrees of security, convenience, and ease of use in applications such as automobile locks and identity theft protection. This technology can also be used in banking, healthcare, hotel/casino operations, employee time clock and attendance, stadium security, sporting and gaming applications where identity management is required.

Biometric Technology Background

As the level of security breaches and transaction fraud increases, the need for highly secure identification and personal verification technologies is becoming apparent.  One leading solution to providing highly secure identification and personal verification solutions are the extensive array of existing biometric technologies.  Biometrics are automated methods of recognizing a person based on a physiological or behavioral characteristic.  Among the unique features measurable by various biometric technologies and used for unique identification purposes are face, fingerprints, hand geometry, handwriting, iris, retinal, vein and voice.

Considerably more accurate than current methods of personal identification (such as the utilization of passwords or PINs), biometric technologies are become more convenient and considerably less expensive.  The accuracy of biometrics is inherent in their design, since biometric identification technologies link particular biological characteristics to a particular individual utilizing unique biological characteristics such as fingerprints and retinal patterns.  This is as compared to most currently used identification techniques which are not permanently and inherently associated with an individual, for example, a password can be stolen or guessed by someone other than the authorized user.   In addition, biometric identification technologies are more convenient (nothing to carry or remember), more accurate (it provides for positive authentication) and can provide audit trails.

Utilized alone or integrated with other technologies such as smart cards, encryption keys and digital signatures, biometric identification technologies can be and are being utilized in authentication applications include workstation, network and domain access, single sign-on, application logon, data protection, remote access to resources, transaction security and Web security.

Vehicle Security Industry Background

The motorized vehicle security industry within the United States is currently in excess of $5 billion annually, and growing quickly as statistics relating to heavy equipment and recreational vehicle theft continue to climb.  Comprised of automobiles, commercial vehicles, heavy construction equipment and recreational vehicles, the increased focus on security has risen in each segment of the industry.  In 2005, the Federal Bureau of Investigation reported that over 1.2 million vehicles were reported stolen, costing United States consumers over $8.6 billion per annum.  The report goes on to state that in the United States one vehicle is stolen every 25.5 seconds and that a majority of these vehicles are stripped down for their components and sold in the black market.  In industry segments where theft deterrent devises were relatively non-existent five years ago, the National Insurance Crime Bureau reported that in 2005 over $430 million in Mmotorcycles and over $1 billion of heavy construction equipment was lost as a result of theft.   With annual losses in excess of $10 billion per year, consumers and insurance providers are demanding more with regards to motorized vehicle security. According to the Freedonia Report on Automotive Security 2006, “Growth (in security) will be driven by the increased focus on vehicle-related security, as well as by innovative new vehicle tracking and monitoring capabilities that can be useful to various groups, including parents of adolescent drivers, vehicle owners, heavy equipment operators and insurance companies.”

With over 17 million new vehicles sold within the United States each year, the automotive security industry represents a $2.65 billion portion of the motorized vehicle security marketplace, Industry experts anticipate that as the cost of automobiles continue to climb the automotive security Industry will more than double over the next 10 years.  Additive to the new vehicle sales segment of the security market, the aftermarket security segment has also grown to approximately $600 million as consumers search out a more comprehensive solution. Aftermarket security sales are projected to grow at a steady pace between now and 2015.

NORTH AMERICA - ELECTRONIC SECURITY SYSTEM AFTERMARKET (million dollars)
Item	1995	2000	2005	2010	2015
Total Auto Electronic Security Equipment Sales	$1,800	$2,300	$2,650	$3,200	$3,700
% aftermarket	18.6%	19.1%	21.1%	20.6%	21.2%
Electronic Security Systems Aftermarket	$335	$440	$560	$660	$785
Remote/Wireless	$180	$250	$320	$370	$430
Vehicle Recovery	$60	$100	$155	$210	$280
Local	$95	$90	$85	$80	$75
% security	8.8%	8.5%	7.8%	6.7%	6.1%
Automotive Electronics Aftermarket	$3,800	$5,150	$7,150	$9,900	12900
Freedonia Report on Automotive Aftermarket in North America 2006

This growth is driven primarily by the consumers desire to enhance their already robust security systems, provided by the car manufacturers, by adding additional levels of security technology and tracking systems rounding out their security concerns.  In saying this, growth within the vehicle security marketplace has a tendency to be additive in nature and tends not to cannibalize existing products.  The National Insurance Crime Bureau recognizes that consumers tend to adopt a layered approach to security and recommends a consumer take four basic steps to protect their vehicle:

• Installing a visible or audible warning device;

• Installing an immobilizing device that prevents the vehicle from being driven by the use of a cut-off switch,

• A smart key or other lockout system; and

• Installing a vehicle tracking device.

The Freedonia Automotive Aftermarket of North America Report 2006 goes on to state the following:

Most of these (the National Insurance Crime Bureau) suggestions will drive demand for automotive electronic security systems. OEM-installed systems such as telematics may be supplanted somewhat by typically cheaper tracking systems. GM’s ON-STAR system, for example, provides vehicle tracking and other anti-theft capabilities as part of its service, but the annual cost of the bundled service is typically much higher than that for stand-alone systems.  Leading suppliers of electronic automotive anti-theft devices and related products include Bosch, Delphi, Lo-Jack, Motorola, Siemens, TRW and Valeo.

Hawk Biometric’s Patent Portfolio and Technologies

Hawk Biometric’s US patent issued in 2005 and valid through at least the year 2020, encompasses the use of any biometric fingerprint technology in the operation of any vehicle and includes any motorized vehicles including trucks, construction equipment, recreational vehicles, airplanes and  watercraft.  This broad patent serves as a “gatekeeper” and provides Hawk Biometric with the exclusive right to use or license any biometric fingerprint technology in the operation of any vehicle function.  The patent will be exploited by Hawk Biometric through a combination of non-exclusive patent licensing and the development, production and marketing of a suite of products for both the fleet and consumer automotive aftermarket, such as construction equipment, watercraft and aircraft.  In addition, Hawk Biometric has two additional patents pending and intends on filing an additional five patent applications, all related to its biometric technology covering areas such as banking and ATM applications, biomedical lockers, retail speed payment products and other applications of its technologies.

Unlike a traditional FBI or police fingerprint image, where the external surface of the finger’s ridges is captured in its entirety, Hawk Biometric’s biometric sensor actually reads down five epidural layers thus making the actual surface print incidental to the technologies accuracy.  For security reasons, a person’s actual fingerprint image is never recorded or stored within Hawk Biometric’s devices, rather the scanner translates the image of the print into a 444 byte statistical template.  By selecting a variety of specific data points within the image to build the template the scanner has created an accuracy rating of 99.92%.  If someone were to download that template, there is insufficient data to recreate the complete fingerprint image, but there is enough data to provide certainty that the person’s approved template is statistically the authenticated user.

The two major convenience factors in utilizing fingerprint scanning authentication in motor vehicle operations is the lack of additional traditional “keys” that must be carried and the freedom and cost savings of not having to rely on third parties to replace key sets; the owner of the vehicle is in charge of the security system and they do not need to pay for lost or extra keys, every system can store multiple users and adding a new user takes less than a few minutes.

Patent Licensing

Hawk Biometric’s US “gateway” patent, which is valid through at least the year 2020 broadly covers the use of fingerprint technology to limit the operation of any kind of vehicle.  Hawk Biometric will seek to license the patent, on a non-exclusive basis, to other manufacturers especially those developing security products for vehicles other than automobiles and trucks.  Typical industry patent licensing fees range from 7% to 15% of a product’s retail price.

Products

Hawk Biometric has developed a suite of products utilizing its patented technology to address the automotive security market.  In order to best utilize the company’s resources, Hawk Biometric outsources the development and manufacturing of products to established contract manufacturers.

PASS™

Hawk Biometric’s signature product, known as “PASS™”, is a fingerprint-based validation product for vehicles which incorporates Hawk Biometric’s patented technology.  The PASS system integrates fingerprint scanning technology into a vehicle’s operating system to control operation of the vehicle to only drivers who have been authorized (enrolled) into the system.  The PASS system is designed to integrate directly into a variety of manufacturer’s vehicles.  When an unauthorized user attempts to start a vehicle equipped with PASS, it will appear to them that the vehicle is dead.  For users who are enrolled, once the PASS system authenticates the driver, the vehicle operate normally.

The PASS system has been designed to be easily integrated with a variety of manufacturers and applications.  In most cases the device will be mounted near the traditional ignition system and it will work in concert with a standard key.  Attempting to start the vehicle without receiving the authentication from the device will appear as though the car is dead.  Once the system delivers an authentication the vehicle operation will begin immediately.

Future design concepts for PASS will be to integrate the technology into the “Start” buttons that are becoming more common in many of today’s models.  Currently, Mercedes, BMW, Toyota and Nissan have introduced a “Start” button that is mounted into the dash.  Hawk plans to integrate a biometric fingerprint scanner, into “Start” button which will eliminate the need for a car owner to carry an RFID fob, which is easily lost, forgotten or misplaced.

PASS takes advantage of the dramatically superior security features offered by biometrics together with the convenience of never losing your “key”.  The encrypted algorithm that is created by the fingerprint scan provides an unduplicated level of impenetrable security that resides literally in the hands of the car’s owner.  This system does not rely on manufactured chip sets, key blanks or even access pins.  If an owner wishes to add a new user to the vehicles memory, simply add their scan to the system and that user’s unique key is as secure as every other user.

The owner of a PASS-equipped vehicle has an added benefit of controlling access to motorized vehicles in an environment where a vehicle’s keys are easily accessible to employees, such as in a warehouse environment where only trained personnel are allowed to use a forklift.  Installation of PASS would require any user seeking to operate the forklift to verify that they are approved by scanning their finger.

HawkEye™

The HawkEye™ system combines Hawk Biometric’s PASS system with GPS-based tracking features, to allow vehicle owners to remotely monitor, track, geo-fence and speed check the vehicle, or even remotely disable the vehicle via either a computer or cell phone.  Hawkeye provides increased security and functionality by adding an automatic vehicle Locator (AVL) system with PASS.  AVL allows the owner of vehicle to monitor its whereabouts at all times. For example, the owner of a fleet of delivery vehicles can be notified when a particular vehicle has changed location and can track its current location via a Web site. Other functions of Hawkeye include geo-fencing, a function currently being used by auto rental companies trying to keep track of vehicles crossing state or international borders.  Parents also have begun using geo-fencing to allow them to set parameters for where their teenager can drive their car. Among its other features Hawkeye can also notify a parent or a fleet vehicle owner, if a car exceedsa given speed; if the airbag deploys or if there is a system diagnostic warning such as a flat tire.

Hawk Watch 2000™

Hawk Watch 2000™ is our time clock application which uses our proprietary fingerprint technology to assure the identification of employees who punch in and out.  Using biometrics prevents employees from so-called “buddy punching” (i.e. punching the car of other employees who are not present) and provide an accurate record of employee workplace access.

Physical Access RFID/Biometric solutions (In Development)

Hawk Biometric's Physical Access RFID/Biometric solutions are designed to track all individuals within an office, workplace or building.  Our system combines state of the art RFID badges with our own  biometrics products to identify and authenticate each individual who enters a customer’s workplace or building and then standard RFID technologies to track their movements, and record and time stamp their locations.

Touch and Go™ (In Development)

Hawk Biometric's Touch and Go™ product is a speed payment system for retailers that allow customers to pay for purchases with a system that combines a frequent customer card with an embedded RFID chip and thumbprint reader to authenticate the customer.  Once a customer has completed their shopping, they scan their card and touch the thumbprint scanner. The purchases will then be credited to the customer's payment of choice when they enrolled.  Because the user of the system is biometrically authenticated, the risk of identify theft is virtually eliminated as well as the potential of credit card chargebacks arising from customers who claim that they did not purchase the items.

Product Distribution and Marketing

Hawk Biometric’s suite of products and technology present opportunities to pursue multiple marketing channels simultaneously. Hawk Biometric’s PASS and Hawkeye products will be sold through aftermarket retail locations targeted in selected markets based on regional demographics and sales of high-end vehicles.  In addition, Hawk Biometric will seek to market  PASS and Hawkeye, directly and through resellers, to fleet owners of commercial vehicles.

In addition to sales in the retail aftermarket, Hawk Biometric is seeking OEM arrangements in the automotive market with other manufacturers of automotive security equipment to either integrate the PASS system into their products or to license Hawk Biometric’s technology.

In non-automotive markets, Hawk Biometric will pursue OEM distribution channels which include categories such as heavy machinery, farm equipment, fleet trucks, golf carts, airplanes, helicopters and watercraft. Hawk Biometric will go directly to the manufacturers to sell the PASS and Hawkeye systems as an upgrade or aftermarket feature.

Contract Manufacturing

In order to leverage Hawk Biometric’s resources, all manufacturing is outsourced to well established custom manufacturing facilities.  Currently, Hawk Biometric utilizes the technical expertise and manufacturing facilities of Florida Micro Electronics (“FME”). FME maintains a 35,000 sq. ft. manufacturing facility in West Palm Beach, Florida which ISO 9001 and TS 16949 registered, and provide customers with the capability to design and manufacture product for the automotive, telecom, industrial, medical and high reliability military and aerospace markets.

Competition

While Hawk Biometric offers unique solutions in the vehicle security market by integrating its patented driver authorization process, there are other competitors in the vehicle security market, which includes well known brands such as Lo-Jack and Directed Electronics.  In addition, there are numerous smaller competitors which provide small fleet management solutions targeted at small commercial fleet operators of 20 or fewer vehicles.

Intellectual Property

Hawk Biometric currently holds one US patent on its biometric technology for the use of a fingerprint to prevent operation of a vehicle by unauthorized users, has filed two additional patent applications and has identified five additional technologies for which it intends on filing patents.  Hawk Biometric continues to monitor the marketplace and employ attorneys to enforce their rights under this patent.

GOVERNMENTAL REGULATION

Hawk Biometric is subject to the laws and regulations which apply to all businesses in general. The cost of compliance with all such regulations is minimal. Hawk Biometric is not subject to any specific regulations as a result of our business and did not spend any material amounts on compliance with environmental laws.

EMPLOYEES

As stated above, Hawk Biometric outsources the design and manufacturing of its products to contract manufacturers.  This allows Hawk Biometric to maintain just a small full time staff to handle administrative functions.  As of December 31, 2008, Hawk Biometric had two (2) full time employees.  Hawk Biometric believes that its future success will depend in part on our ability to attract, integrate, retain and motivate highly qualified sales and managerial personnel, and upon the continued service of our senior management. The competition for qualified personnel in our industry and graphical location is intense, and there can be no assurance that we will be successful in attracting, integrating, retaining and motivating a sufficient number of qualified personnel to conduct our business in the future. From time to time, we also employ independent contractors to support our marketing and sales organization. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in this registration statement.

The matters discussed in this registration statement contain forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those discussed herein.  Factors that could cause or contribute to such differences are discussed in this section and elsewhere in this registration statement.

Operating Expenses

Our operating expenses are comprised primarily of salaries, consulting fees and general and administrative expenses.

Sales, general and administrative (“SGA”) expenses are composed principally of salaries of administrative personnel, fees for professional services and facilities expenses. These expenses were $279,169 for the period from October 27, 2007 through September 30, 2008.

Operating Loss

Operating loss is calculated as our net revenues less all of our operating expenses.  Our operating loss for the period from October 27, 2007 through September 30, 2008 was $279,169.

Liquidity and Capital Resources

Our capital requirements are dependent on several factors and are primarily related to our product development expenses. At September 30, 2008, we had cash assets of $230,731.  We believe that our current cash and cash equivalents along with cash to be generated by operations will be sufficient to meet our anticipated cash for the next 12 months.  If we are unable to sell our products or license our technology over the next 12 months, our cash generated from operations will likely not be sufficient to fund operations. If cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities or obtain a credit facility.  The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in an increase in our fixed obligations and could result in borrowing covenants that would restrict our operations. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If financing is not available when required or is not available on acceptable terms, we may be unable to continue to grow our business. In addition, we may be unable to take advantage of business opportunities or respond to competitive pressures. Any of these events could have a material and adverse effect on our business, results of operations and financial condition.

Risks and Uncertainty

The preceding statements under "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties that could render them materially different, including, but not limited to, the risk that new products and product upgrades may not be available on a timely basis, the risk that such products and upgrades may not achieve market acceptance, the risk that competitors will develop similar products and reach the market first, and the risk that the Company would not be able to fund its working capital needs from cash flow.

DESCRIPTION OF PROPERTIES

Our executive offices, comprising approximately 950 square feet, are located at 777 South Flagler Dr., Suite 800, West Tower, West Palm Beach, Florida, 33401. These facilities are leased pursuant to a lease expiring in November, 2010.  The monthly rent is $4500.00.  Our leased space is currently adequate for our needs. We maintain substantially all of our computer systems at our offices.

Our operations are dependent in part on our ability to protect our computer systems against physical damage from fire, floods, earthquakes, power loss, telecommunications failures, break-ins or other similar events. Furthermore, despite our implementation of network security measures, our computers are also vulnerable to computer viruses, break-ins and similar disruptive problems. The occurrence of any of these events could result in interruptions, delays or cessations of business which could have a material adverse effect on our business, results

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 20, 2009, the ownership of the Company’s common stock and Series B Preferred stock by (i) each of our directors and executive officers; (ii) all of our executive officers and directors as a group; and (iii) all persons known by us to beneficially own more than 5% of our common stock.  Unless otherwise indicated in the footnotes to the table, (1) the following individuals have sole voting and sole investment control with respect to the shares they beneficially own and (2) the address of each beneficial owner listed below is c/o the Company, 777 South Flagler Dr., Suite 800, West Tower, West Palm Beach, Florida, 33401.

Name and Address of Beneficial Owner	Shares of Common Stock (1)	Percentage Ownership of Shares of Common Stock (2)	Shares of Series B Preferred Stock (3)	Voting Power of Shares of Preferred Stock (3)(4)

Executive Officers and Directors

David Coriaty	0	0	160,000	17.8%

Tony De Risi	0	0	80,000	8.9%

Edward Sebastiano	0	0	80,000	8.9%

Mark Spanakos	0	0	80,000	8.9%

All Executive Officers and Directors as a group (4 persons)	0	0	400,000	44.5%

5% Stockholders
CLR Associates, Inc.	0	0	60,000	6.7%

All Executive Officers, Directors and 5% Stockholders as a group (five persons)	0	0%	460,000	51.2%

(1)  Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2)  Based upon 30,000,000 shares of Common Stock issued and outstanding as of February 20, 2009.

(3)  Based upon 599,288 shares of Series B Preferred Stock issued and outstanding as of February 20, 2009.  Shares of Series B Preferred Stock can be converted, at any time, into 100 shares of common stock and are entitled to vote in all matters on an as-converted basis. Since each shares of Series B Preferred Stock can be voted on an as-converted basis, the effective voting power of each individual listed is shown.

(4)  Shares of Series B Preferred Stock are not subject to the Company’s announced 1-for-6 reverse common stock split which has no yet been effectuated.  Immediately upon the effectuation of the anticipated 1-for 6 reverse stock split, each shares of Series B Preferred stock then issued and outstanding will be automatically converted into 100 shares of common stock.  On a post-reverse 1-for 6 stock split basis, assuming that no additional shares of common stock have been issued and assuming no prior conversions of shares of Series B Preferred Stock into common stock, the voting power shown for each individual will increase by approximately 17.6%.

EXECUTIVE COMPENSATION

Hawk Biometric’s executive officer did not receive any cash or stock compensation during the fiscal years ending December 31, 2007 and December 31, 2008.

The following table sets forth certain information concerning options granted to the named executives during 2008.

OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2008

There where no option grants during 2008.

AGGREGATE OPTION EXERCISES IN 2008 AND YEAR END OPTION VALUES

There were no option exercises during 2008 and there were no options outstanding as of December 31, 2008.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Hawk Biometric currently has no written employment agreement with our executive officer nor do we have any termination of employment or any change of control arrangements with our officer.  We do not carry any key-man or other life insurance on either of our officers.

EMPLOYEE BENEFIT PLANS

Hawk Biometric maintains standard health insurance for its employees.

LEGAL PROCEEDINGS

To the best of our knowledge, there are presently no legal proceedings to which we or any of our subsidiaries is a party or to which any of our property is subject and, to the best of its knowledge, no such actions against Hawk Biometric are contemplated or threatened.

Item 3.02	Unregistered Sales of Equity Securities

On February 20, 2009, the Company issued 599,288 newly issued shares of the Company’s Series B Preferred Stock to approximately 180 parties as consideration for the merger between the Company’s Hawk Acquisition Corp. and Hawk Biometric Technologies, Inc.  This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering.  These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

Item 5.01	Change in Control of Registrant

On February 20, 2009, the Company issued 599,288 newly issued shares of the Company’s Series B Preferred Stock in connection with the Company’s acquisition of Hawk Biometric Technologies.  Each share of Series B Preferred Stock is convertible, at any time, into 100 shares of the Company’s common stock and will be converted automatically upon the completion of the Company’s anticipated 1-for-6 reverse stock split of the Company’s common stock.  Shares of Series B Preferred Stock are not subject to such reverse stock split. Each share of Series B Preferred Stock can be voted on all matters along with the Company’s common stock on an as-converted basis.

As a result of the foregoing, the former stockholders of Hawk Biometric Technologies, as a group, currently own approximately 66.6% of the issued and outstanding stock of the Company, on an as converted basis.  After the completion of the anticipated 1-for-6 reverse stock split of the Company’s common stock, the former stockholders of Hawk Biometric Technologies, as a group, will own approximately 92.3% of the issued and outstanding stock of the Company, assuming that no additional shares of common stock have been issued and assuming no prior conversions of shares of Series B Preferred Stock into common stock.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 20, 2009, Eric Brown, resigned as a director of the Company and as Chief Executive Officer and President of the Company effective February 23, 2009.

On February 20, 2009, David Coriaty, Mark Spanakos, Edward Sebastiano and Tony DeRisi were appointed to the Board of Directors of the Company in accordance with the written consent of majority of directors dated February 20, 2009. In addition, on February 20, 2009, David Coriaty was appointed President and Chief Executive Officer of the Company, effective February 24, 2009.  Mr. Coriaty has had no prior relationship with the Company and was not a party to any transaction with the Company other than being a stockholder of Hawk Biometric Technologies.

The following table sets forth the names and positions of our new directors and executive officers:

NAME	AGE	POSITION

David Coriaty	39	President, CEO, Director

Tony DeRisi	41	Director

Edward Sebastiano	51	Director

Mark Spanakos	49	Director

The following sets forth biographical information concerning our directors and executive officers for at least the past five years:

David Coriaty (President, CEO, Director).  Mr. Coriaty is one of the founders of Hawk Biometrics and one of the inventors of Hawk Biometrics’ patented technology.  Mr. Coriaty has launched multiple successful business ventures including internet start-ups and a sports representation agency that works with well known NFL and MLB athletes.

Mark Spanakos (Director).  Mr. Spanakos  has more than 20 years experience in the financial markets.  He owns a seat on the New York Mercantile Exchange (NYMEX).

           Edward Sebastiano (Director).  Mr. Sebastiano has more than 25 years of experience in the financial markets.  He is is the owner of The Esco group, a commodities trading company in New York City. He is also the founder of GFA, a public relations and management company the stars, which inclide Tico Torres (Bon Jovi) and Anquan Boldin (Arizona Cardinals).

Tony DeRisi (Director).  Mr. DeRisi  has than twenty years retail experience managing multiple facilities in and around Montreal, Canada. Mr. DeRisi will utilize his extensive experience to open distribution channels for Hawk Biometrics’ product lines.

Item 9.01	Financial Statements

Attached as Exhibit 99 are the Independent Auditor’s Report and audited financial statements of Hawk Biometric for the period from October 25, 2007 to September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 25, 2009

Explorations Group, Inc.

/s/ David Coriaty
By: David Coriaty, President